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                                                                  Exhibit 10.20



          Renar Centre building lease, dated February 8, 1996, between
           Port St. Lucie National Bank and Renar Development Company


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                               RENAR CENTRE LEASE

          ===========================================  ===========================================
          Lessor:  Renar Development Company
                   Agent for Owner of Renar Centre     Lessee: Port St Lucie National Bank

          Address: 1000 St Lucie West Blvd.            Address: 10570 South Federal Highway
                   Port St Lucie, FL 34986                      Port St. Lucie, FL 34986

          Tel: (407) 468-0000 Fax: (407) 468-91 11     Tel: (407) 377-1188 FAX: (407) 337-0164
          ===========================================  ===========================================

         1. Office. The approximately 1,268 sq ft designated as office suite # 204 on the second floor of Renar Centre , all as substantially sketched in Exhibit A, is leased by Lessor to Lessee under this lease.

         2. Term. Subject to completion as stated in paragraph 10, the lease term shall be four years, commencing May, 1996, and terminating April 30, 2000, unless the lease term is extended by Lessee's exercise of a renewal option or terminated by Lessor or Lessee pursuant to a right of termination expressly granted under this lease.

         3. Use. The office shall be used by Lessee for banking or general office purposes and for no other purposes without the prior written consent of Lessor. Lessee shall not use the office for any unlawful purpose or so as to constitute a nuisance, to store inflammable or explosive materials that would change the Insurance classification of the building, or to commit any act that would damage the building or any person or property within the building. Lessee shall comply with all reasonable building rules and regulations from time to time promulgated by Lessor.

         4. Hours of Operation. Lessee shall have around the clock (seven days a week, twenty four hours a day) access and use of the leased office, including office air conditioning, electricity, water, sewer, elevator and other required services. For economy and security, however, Lessor may curtail halfway air conditioning :and lock main entry doors when there is no scheduled off hour use of the building.

         5. Monthly Base Rent. Lessee shall pay $ 1,374 as monthly base rent beginning on the commencement date of this lease and on the first day of each month thereafter throughout the term of this lease. If this lease shall commence on other than the first day of the month, the first and last rental payments shall be apportioned in accordance with the number of days to which they apply.

         6. Limited CPI Adjustment, Every five years from the initial commencement date of this lease, the monthly base rent shall be increased by the percentage increase in the Consumer Price Index - All Cities Average measured from the initial commencement date of this lease to the date of the last index published prior to the date of the adjustment. In no event shall this adjustment increase monthly base rent at a compound rate of more than 3% per annum over the period for which the percentage change in the CPI Index is measured. In the event the referenced index is no longer published or available to Lessor, the Lessor may in good faith select another available published index that measures general price inflation in the United States.

         7. Common Operating Expenses. In addition to monthly base rent, Lessee shall pay Lessor a proportionate share of the cost of operating and maintaining the building, (including, but not by way of limitation, the amounts expended for property taxes, insurance, electricity, water, sewage, trash removal, cleaning, security and repairs excluding depreciation). Lessee's proportionate share of these common operating expenses shall be the percentage determined by dividing the sq ft of Lessee's office indicated above by 32,000, the approximate sq ft of leasable space in Renar Centre. These common operating expenses shall be billed and paid monthly along with monthly

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         base rent. For mutual convenience, Lessor may bill on an estimated average monthly basis so as to minimize fluctuations in these charges.

         8. Sales, Use and Other Taxes. Concurrent with the payment of monthly rent Lessee shall pay all sales, use and other taxes (excluding income taxes) levied on the use, occupancy or rental paid by Lessee in respect to the office. Lessee shall also pay as due all taxes including income, sales, use, and intangible and tangible property taxes, if any, applicable to Lessee's business or property maintained in the office.

         9. Lessee Improvements. Lessor shall, at Lessor's expense, improve the office in accordance with the Renar Centre standard tenant work letter and a design mutually approved by Lessor and Lessee. Lessor and Lessee may mutually agree in writing to amend the Lessee work letter and add upgrades or additional work to the Lessee work letter; in such event Lessor shall bill Lessee for such upgrades or additional work and the Lessee shall pay for such upgrades or additional work as provided in the written amendment. Any subsequent alterations, additions or improvements to the office by Lessee shall require Lessor's prior written approval (which will not be unreasonably withheld), shall be at the expense of Lessee, and shall become the property of Lessor and shall remain in the office at such time as Lessee surrenders possession of the office.

         10. Occupancy and Acceptance of Possession. Lessor shall complete and have the office ready for Lessee's possession on or before the commencement of the lease term; provided that if completion is delayed by reason of strikes, the unavailability of material or labor, governmental action or Inaction, Acts of God, casualty, delays by contractors or subcontractors or other events beyond the reasonable control of Lessor, the commencement date and lease term shall be extended until completion. The acceptance of the keys and entry to the office shall constitute Lessee's acceptance of the office.

         11. Signs. Well designed, tasteful and appropriate signage is Important to the image of Renar Centre and its occupants. Lessor shall provide a public and prominent signage monument outside and a directory Inside the building identifying Lessee as an occupant of Renar Centre. Lessor will also provide signage at the entry of each office on the interior of the building. Lessee may propose, at Its own expense, to establish additional signage, which proposal Lessor may, in Its sole discretion, accept or reject. Lessee acknowledges that two anchor Lessees, Port St Lucie National Bank and Medical Center of Port St Lucie may, with the consent Of Lessor and at their own expense, design and establish signage at the top of the building, and maintain such signage for as long as they shall maintain their initial leases, and any renewals or extensions of those leases. Port St Lucie National Bank shall place its sign on the north face of Renar Centre. No other signage visible outside of the office shall be permitted without the prior written consent of Lessor.

         12. Cleaning and Trash Removal. Lessor shall provide for the daily weekday cleaning of all common areas and the collection and removal of trash from a central area. Lessee shall provide for the daily weekday cleaning of the interior of the office and the placement of trash in the central trash collector. For cleaning the office interior, Lessee shall use either the cleaning contractor selected by Lessor to clean Renar Centre or a duly licensed cleaning contractor approved by Lessor, which approval shall not be unreasonably withheld.

         13. Repairs. Lessor shall maintain common areas in good repair, less normal wear and tear, as part of common operating expenses. Lessee shall, at its own expense, keep and maintain all of the office, including but not limited to partition walls, doors, hardware, carpet, acoustical ceiling, windows and glass, air conditioning, electrical and plumbing systems and fixtures, within or dedicated to the leased office, In good repair, less normal wear and tear.

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         14. Utilities. Lessee shall pay before delinquency all charges for telephone, gas, electricity, water, sewer, trash collection and other similar charges incurred by Lessee with respect to and during its occupancy of the office - excluding such services as are provided and charged as common operating expenses.

         15. Insurance. Throughout the term of this lease, Lessee shall maintain with Insurance companies approved by Lessor Insurance policies naming the Lessor and its designees as additional insureds and beneficiaries, which policies shall insure (a) against liability for death or Injury to persons and damage to property in the amount of $100,000 for any one person injured or killed, $300,000 for any one accident, and $1 00,000 for property damage, together with an umbrella policy of $2,000,000 per person and $5,000,000 per accident; (b) the office for fire, hazard and all risks at full replacement cost, (c) workman's compensation as required by the laws of Florida; and (d) against plate glass damage. Policies shall be evidenced by certificates of insurance and require thirty days prior notice to Lessor and Its designees In the event of cancellation or non-renewal. In the event Lessee shall fail to obtain or maintain such insurance, Lessor may do so and charge the cost of such as additional rent on the next monthly bill following the payment of same.

         16. Indemnification. Lessor shall have no liability and Lessee shall indemnify and hold Lessor harmless against all claims, liens, claims of lien, demands, charges, litigation or other liabilities (including court costs and attorney fees and appellate fees,) arising out of or In connection with Lessee's use or occupancy of the office or property in it , including but not limited to Injury or damage to the person or property of Lessee or Lessee's employees, guests, invitees, agents, clients, or otherwise and claims for work, services, material or labor provided to Lessee or the office.

         17. Quiet Enjoyment. Lessor covenants that Lessee, upon paying the monthly basic rent and other sums provided In this lease and performing all other obligations under this lease, shall and may peacefully and quietly hold and enjoy the office for the term of this lease.

         18. Inspection & Maintenance; Showing To Prospective Lessees. Lessor shall have the right at all reasonable times to enter the office, inspect and effect such maintenance and repairs in the office as Lessor shall In good faith deem necessary. In the last six months of the lease term, Lessor may show the office to prospective Lessees during normal business hours and with reasonable notice if Lessee has not effected a lease renewal.

         19. Casually Damage; Repairs Abatement of Rent. Either Lessee or Lessor may terminate this lease if during the last year of the lease term Renar Centre is damaged by casualty to an extent exceeding 60% of the then reconstruction cost of Renar Centre as a whole: provided that the right to terminate because of such casualty will cease if not effected by the delivery of a written notice of termination within thirty days from the happening of the casualty causing such damage. If the lease is not so terminated, Lessee shall continue to use the office to the extent it may be practical to do so from the standpoint of good business. During such use and until Lessor has repaired the premises, the monthly basic rent shall be equitably reduced In the proportion that the unusable part of the office bears to the whole office. No rental shall be payable while the office is wholly unoccupied pending repair of the casualty damage. Lessor shall, upon receipt of the applicable insurance proceeds, Immediately and diligently proceed to repair so that the office will have, to the extent feasible, substantially the same design and quality that it had before the casualty. Lessor shall not be liable to Lessee for any Inconvenience or Interruption of Lessee's business occasioned by the casualty.

         20. Condemnation. If a public authority condemns all or such part of Renar Centre as shall make the office unusable for the purpose leased, this lease shall terminate on and rent shall be proportioned to the date when title or possession Is given to the public authority, whichever last

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         occurs. Lessor shall be entitled to the entire award for such taking, except for any statutory claim of Lessee for injury to Lessee's business. If only a part of Renar Centre is condemned and the office is usable in part for the purpose leased, the lease shall continue but rent shall be fairly and equitably adjusted for the part of the office not usable.

         21. Transfer, Assignment and Sublease. Lessee shall not transfer, assign, encumber or sublease this lease or any part of the office without the prior written consent of Lessor and any such attempted transfer, assignment, encumbrance or sublease shall be void and an event of default under this lease. In no event shall this lease be assigned or transferred by operation of law or by voluntary or Involuntary bankruptcy or judicial proceedings nor shall this lease be an asset or right of Lessee under any bankruptcy, Insolvency or reorganization proceedings.

         22. Holdover. If Lessee shall continue to occupy the office after the expiration of the lease term, such tenancy shall be a tenancy at sufferance, unless such occupancy is with the Lessees written consent, In which event Lessee will be a Lessee from month to month upon the same terms as this lease , except at the monthly basic rent stated in Lessor's written consent. Acceptance by Lessor of rent after such termination shall not constitute a lease renewal.

         23. Subordination, This lease shall be subordinate to any mortgages or security interests now existing or hereafter created by Lessor encumbering all or any part of the office and/or Renar Centre and Lessee shall immediately execute any instrument permitting and acknowledging any such mortgage or security interest and the subordination of this lease as Lessor may request. If such a mortgage or security interest is foreclosed, Lessee's peaceful enjoyment and possession of the office under this lease shall not be disturbed by the purchaser at a foreclosure sale or such purchaser's successor in title so long as Lessee shall pay the monthly basic rent and all other sums and fully perform all other obligations under this lease.

         24. Default. In the event Lessee shall not pay monthly basic rent or any other sum payable to Lessor under this lease and such non-payment shall remain for ten days or in the event Lessee shall fail to perform any other obligation under this lease and such failure shall continue for ten days after written notice, Lessee shall be deemed in default under this lease without further notice, demand or action of Lessor, and Lessor may: (a) declare the entire unpaid balance of monthly basic rent for the remainder of the lease term due and payable and may collect the same by an action for money judgment, distress or otherwise and shall have a lien on the personal property of Lessee in the office and may protect such lien by locking up the office without first obtaining a distress warrant, (b) terminate this lease and retake possession of the office, and/or (c) enter, retake possession and relet the office without terminating this lease, in which event Lessee shall be liable for the deficiency after the Lessee is credited with all rent thereby obtained less all repairs and expenses. Notwithstanding any provision as to notice, if in the judgment of Lessor the continued default by Lessee will jeopardize the office or the rights and interests of Lessor, Lessor may, without notice, elect to perform those acts in respect to which Lessee is in default, at the expense of Lessee, and Lessee shall thereupon reimburse Lessor, with interest at the rate of eighteen (18%) per annum, on three days notice to Lessee by Lessor. The remedies available to Lessor are cumulative, and the exercise of one or more shall not necessarily preclude the exercise of any other remedy. Lessee waives all claims or demands for damages that may be caused by Lessor reentering, taking possession and reletting the office and for any loss or damage to the property of Lessee or any other person as may be in the office.

         25. Enforcement Costs. If either party incurs any expense in enforcing any provision of this lease, the party in default shall pay the other all such expenses, including reasonable attorney fees and costs of appeal.

         26. Notice. Notice shall be sufficient and deemed given if written notice is hand delivered or sent by regular United States mail or overnight package courier to the address of Lessor or

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         Lessee first written above or faxed to the fax number first written above; provided that Lessor or Lessee may at any time notify the other of a change in address or fax number.

         27. Miscellaneous. This lease shall be binding upon and inure to the benefit of the successors, heirs and assigns of the parties (except as prohibited by this lease), interpreted and governed under the laws of Florida, enforceable by legal proceedings commenced only in a court sitting in the County of St Lucie, Florida, and amended only by a written instrument signed by both parties. In interpreting the efficacy of any action or inaction under this lease, time shall be of the essence and no waiver or acquiescence by either party in one or more instances shall constitute or imply a waiver or acquiescence in further instances.

         28. Renewal Option. Lessee has the option of renewing this lease two times, with each renewal being for a term of five years and being on the same terms and conditions as this lease except for the extension of the lease expiration date.. This option shall be exercised only by Lessee giving Lessor written notice of the exercise at least six months before the expiration of the lease term being renewed and the failure to exercise the option for any renewal shall terminate the option for succeeding renewals.

         29. Special Provisions. Notwithstanding any other provisions contained in the lease, in the event the Lessee is closed or taken over by any banking or supervisory authority, the Lessor may terminate this lease only with the concurrence of such authority, and any such authority shall in any event have the election to either continue or terminate this lease; provided that in the event this lease is so terminated the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be an amount exceeding the rent reserved by the lease, without acceleration, for the next year succeeding the date of the surrender of the leased office to the lessor or the date of the re-entry of the Lessor, whichever first occurs whether before or after the closing of the bank plus an amount equal to the unpaid rent accrued without acceleration up to the subject date. As of February 8, 1996, Lessor and Lessee duty execute this lease.

         Lessee:                                     WITNESSES:

             ------------------------

         By:
             ------------------------                ----------------------

         Its:
             ------------------------                ----------------------

         Lessor:

         Renar Development Company,
         As Agent for Owner

         By:
             ------------------------                ----------------------

         Its:
             ------------------------                ----------------------




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